Exhibit 107
Calculation of Filing Fee Table
Form
S-3
(Form Type)
Medical Properties Trust, Inc.
MPT Operating Partnership, L.P.
MPT Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

	Medical Properties Trust, Inc.

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Stock, par value $0.001 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Guarantees of Debt Securities of MPT Operating Partnership, L.P. and MPT Finance Corporation	Rule 456(b) and Rule 457(r)	(1)	(3)	(3)	(2)	(3)
	MPT Operating Partnership, L.P.
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	MPT Finance Corporation
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	—	—	—	—	—	—	—

		Total Offering Amounts:						(1)

		Total Fees Previously Paid:						—

		Total Fee Offsets:						—

		Net Fee Due:						(2)

(1)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities offered by this registration statement, where applicable, cover such additional securities as may be issued as a result of stock splits, stock dividends or similar transactions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a
“pay-as-you-go”
basis based on the fee payment rate in effect on the date of such fee payment.

(3)	No separate consideration will be received for the guarantees. Accordingly, in accordance with Rule 457(n), no separate fee is payable with respect to the guarantees.